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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 21, 2000 relating to the financial statements and financial statement schedule of Dynatech Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Boston, MA
July 14, 2000